SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-ll(c) or Section 240.14a-12


                       INTERNATIONAL FAST FOOD CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
      --------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
       1) Title of each class of securities to which transaction applies:
       2) Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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       5) Total fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:
       2) Form, Schedule or Registration Statement No.:
       3) Filing Party:
       4) Date Filed:

                    INTERNATIONAL FAST FOOD CORPORATION 1000
               Lincoln Road, Suite 200, Miami Beach, Florida 33139
                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 15, 1999
                             ----------------------

To the Shareholders of International Fast Food Corporation:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of International Fast Food Corporation, a Florida corporation (the "Company" or "IFFC"), will be held at 9:00 a.m., local time, on Wednesday, December 15, 1999, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, for the following purposes:

         (1) To elect four members to the Company's Board of Directors to hold office until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and act upon a proposal to approve an increase in the number of shares which may be granted under the Company's 1993 Stock Option Plan from 2,000,000 shares to 4,000,000 shares; and

         (3) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on November 12, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                      By Order of the Board of Directors

                                      MITCHELL RUBINSON
                                      Chairman of the Board and
                                      Chief Executive Officer

Miami Beach, Florida
November 17, 1999

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       1999 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                       INTERNATIONAL FAST FOOD CORPORATION
                              --------------------
                                 PROXY STATEMENT
                              --------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of International Fast Food Corporation, a Florida corporation (the "Company" or "IFFC"), of proxies from the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Wednesday, December 15, 1999, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, or at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), pursuant to the foregoing Notice of Annual Meeting of Shareholders.

         The approximate date that this Proxy Statement and the enclosed form of proxy are being mailed to shareholders is November 17, 1999. Shareholders should review the information provided herein in conjunction with the Company's 1998 Annual Report on Form 10-KSB, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139, and its telephone number is (305) 531-5800.

INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) The election of four members to the Company's Board of Directors to serve until the Company's 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) To consider and act upon a proposal to approve an increase in the number of shares which may be granted under the Company's 1993 Stock Option Plan from 2,000,000 shares to 4,000,000 shares; and

         (3) Such other business as may properly come before the Annual Meeting, including any adjournment(s) or postponement(s) thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the four nominees for director named below and for the proposal to increase the number of shares which may be granted under the Company's 1993 Stock Option Plan. In the event a shareholder specifies a different choice by means of the enclosed proxy, his or her shares will be voted in accordance with the specification so made thereon.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board has set the close of business on November 12, 1999 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 45,324,131 shares of Common Stock issued and outstanding. Only the holders of issued and outstanding shares of Common Stock are entitled to vote at the Annual Meeting. Shareholders are entitled to one vote for each share held and do not have the right to cumulate their votes.

         The Company's Bylaws provide that the attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Under the Florida Business Corporation Act (the "Act"), directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the approval of the increase in the number of shares available under the 1993 Stock Option Plan. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has, in the opinion of the Company, the discretion to vote the beneficial owner's shares with respect to each of the matters presented at the Annual Meeting (absent contrary instructions from the beneficial owner). If a matter has been included in the proxy to which a broker or nominee does not have discretionary voting power, any broker or nominee "non-votes" will not be considered as shares entitled to vote on that subject matter and, therefore, will not be considered by the inspector when counting votes cast on the matter.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Common Stock by: (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director and nominee for director of the Company, (c) the Named Executive Officer and (d) all directors and executive officers of the Company as a group. Except as otherwise indicted, the Company believes that all beneficial owners named below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                                              PERCENTAGE OF
         NAME AND ADDRESS OF                        AMOUNT AND NATURE OF       OUTSTANDING
        BENEFICIAL OWNER(1)(2)                      BENEFICIAL OWNERSHIP      SHARES OWNED
        ----------------------                      --------------------      ------------

DIRECTORS AND EXECUTIVE OFFICERS:

  Mitchell Rubinson..................................    30,559,211(3)            67.2%

  Mark Rabinowitz....................................       130,197(4)             *

  James F. Martin....................................     1,006,000(5)             2.2%

  Larry H. Schatz....................................        50,000(6)             *

  All directors and executive officers as a group
     (four persons)..................................                             68.2%

OTHER 5% OWNERS:

  Joel Hirschhorn....................................     2,370,000(7)             5.2%

  Edda Rubinson......................................    25,409,211(8)            56.1%

  Marilyn Rubinson...................................     4,218,863(9)             9.3%

  Northstar Investment Management Corp.
     Two Pickwick Plaza
     Greenwich, Conn. 06830..........................    23,959,696(10)           35.6%

  Legg Mason High Yield Portfolio
     c/o Western Asset Management Company
     117 E. Colorado Blvd.
     Pasadena, CA 91105..............................     8,891,164(11)           16.4%

  BankAmerica Investment Corporation
     233 S. Wacker Drive, Suite 2800
     Chicago, Ill. 60606.............................     3,554,390(11)            7.3%

  Burger King Corporation.
     17777 Old Cutler Road
     Miami, Florida 33157............................     4,000,000(12)            8.1%


--------------------
*    Less than 1%
(1) Unless otherwise indicated, the address of each of the listed beneficial owners identified is c/o 1000 Lincoln Road, Suite 200, Miami Beach,
     Florida 33139.
(2) Unless otherwise indicated, under Rule 13d-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding as of the Record Date.
(3) Includes 30,409,211 shares held jointly with his wife, Edda Rubinson, and options to purchase 150,000 shares of Common Stock granted to Mr. Rubinson pursuant to the Company's 1993 Stock Option Plan that are immediately exercisable at an exercise price of $.40 per share.


                                       3



(4) Includes options to purchase 50,000 shares of Common Stock granted to Dr. Rabinowitz that are immediately exercisable at an exercise price of $.40 per share.
(5) Includes options to purchase 100,000 shares of Common Stock granted to Mr. Martin that vest over a three year period beginning in July 1998 at an exercise price of $.40 per share, options to purchase 100,000 shares of Common Stock granted to Mr. Martin that vest over a three year period beginning in July 1998 at an exercise price of $.81 per share and options to purchase 800,000 shares of Common Stock granted to Mr. Martin that vest over a three year period beginning in November 1999 at an exercise price of $.66 per share.
(6) Reflects options to purchase 50,000 shares of Common Stock granted to Mr. Schatz that are immediately exercisable at an exercise price of $.40 per share.
(7) Reflects 2,000,000 shares held by Mr. Hirschhorn, individually, and 370,000 shares held by Mr. Hirschhorn, as trustee for the Joel Hirschhorn, P.A. Trust u/a January 1, 1996 401(k) profit sharing plan.
(8)  These shares are held jointly with Edda Rubinson's husband, Mitchell
     Rubinson.
(9) Includes 37,666 shares of Common Stock that would be acquired upon the conversion of 1,130 shares of Series A Convertible Preferred Stock. Marilyn Rubinson is Mitchell Rubinson's mother; however, Mitchell Rubinson disclaims beneficial ownership of all shares of common and preferred stock owned by her.
(10) Includes 23,959,696 shares of Common Stock which would be acquired upon the conversion of the shares of Series B Preferred Stock held by Northstar Investment Management Corp. Northstar Investment Management Corp. is the parent company of Northstar Balance Sheet Opportunities Fund, Northstar High Total Return Fund and Northstar High Total Return Fund II which are the record holders of the Series B Preferred Stock.

(11) Includes shares of Common Stock which would be acquired upon the conversion of 11% Convertible Senior Subordinated Discount Notes held by such entities based on the accreted value of the Notes as of November 13, 1999.

(12) Reflects shares which would be acquired upon the exercise of a warrant to acquire 4,000,000 shares of Common Stock at an exercise price of $2.00 per share, which warrant expires on October 21, 2004.


                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

         The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board within limits specified by the Company's Articles of Incorporation. Each director elected at the Annual Meeting will serve for a term expiring at the Company's 2000 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

         The Company has nominated the following four persons to be elected at the Annual Meeting as directors of the Company:

                                 Mitchell Rubinson
                                 James F. Martin
                                 Larry H. Schatz
                                 Mark Rabinowitz

         Each such nominee currently serves as a director of the Company. The Board has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that one or more nominees are unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors.

         Under the terms of the Company's 11% Convertible Senior Subordinated Discount Notes (the "Notes"), the Company is required to nominate one individual designated by the holders of the Notes to serve as a director of the Company. In addition, under the terms of the Notes, Mr. Rubinson has agreed to vote his shares in favor of such nominee. The note holders have advised the Company that they are waiving their right to nominate an individual to serve as a director at the Annual Meeting.

         Biographical information relating to the nominees for director positions appears below on page 6 of this Proxy Statement under the heading "Directors and Executive Officers."

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR DIRECTOR NOMINEES.

                        DIRECTORS AND EXECUTIVE OFFICERS

       The executive officers and directors of the Company are as follows:

           NAME                           AGE        POSITION WITH THE COMPANY
           ----                           ---        -------------------------

Mitchell Rubinson(1)(2)(3).............   52      Chairman of the Board and
                                                  Chief Executive Officer

James F. Martin........................   39      President,  Chief Operating
                                                  Officer,  Chief Financial
                                                  Officer and Director

Mark Rabinowitz(1)(2)(3)...............   52      Director

Larry H. Schatz(1)(2)(3)...............   54      Vice Chairman of the Board


--------------------------
(1)   Member of the Audit Committee.

(2)   Member of the Stock Option Committee.

(3)   Member of the Nomination Committee.


         MITCHELL RUBINSON has served as the Chairman of the Board and Chief Executive Officer of the Company since its incorporation in December 1991 and served as President from December 1991 to June 1998. Mr. Rubinson has served as the Chairman of the Board, Chief Executive Officer and President of Capital Brands from March 1988 to April 1996, and was the Treasurer of Capital Brands from March 1992 to April 1993. Mr. Rubinson served as the Chairman of the Board, Chief Executive Officer and President of QPQ Corporation (now known as Regenesis Holdings, Inc.) from July 1993 to May 1997.

         JAMES F. MARTIN has served as President, Chief Operating Officer and Chief Financial Officer of the Company since November 1999 and a Director of the Company since May 1997. Mr. Martin has served as Vice President, Chief Financial Officer and Treasurer from May 1997 to October 1999, and as Director of Finance for the Company's Polish subsidiaries from November 1993 through February 1995. Mr. Martin served as Chief Financial Officer of QPQ Corporation (now known as Regenesis Holdings, Inc.) from October 1996 to May 1997. From May 1995 through September 1996, Mr. Martin was a 50% owner in an information systems and software consulting company located in South Florida. Additionally, Mr. Martin has nine years of commercial banking experience and is a Certified Public Accountant.

         MARK RABINOWITZ has served as a director of the Company since January 1996. Since 1983, Dr. Rabinowitz's principal occupations have been serving as a medical doctor for, and the Vice President of, Jose E. Gilbert and Mark Rabinowitz M.D.S., P.A. and serving as a medical doctor and the President of Women's Centre for Health, Inc. Dr. Rabinowitz served as a director of QPQ Corporation (now known as Regenesis Holdings, Inc.) from January 1996 to May 1997.

         LARRY H. SCHATZ has served as Vice Chairman of the Board of the Company since July 1997. Mr. Schatz has served as "of counsel" for the law firm of Grubman Indursky & Schindler P.C. since January 1996. From 1991 through December 1995 Mr. Schatz worked as an attorney in private practice.

COMPENSATION OF DIRECTORS

         The Company does not pay directors' fees, but reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors. Mr. Schatz receives $25,000 per annum for serving as Vice Chairman of the Board. The Company is the beneficiary of a $22 million key man life insurance policy on the life of Mr. Rubinson.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the Company's fiscal year ended December 31, 1998, the Company's Board took action two times by unanimous written consent and had one meeting. All directors attended at least 75% of the meetings of the Board of Directors.

         Mitchell Rubinson, Mark Rabinowitz and Larry Schatz currently constitute the members of the Board of Director's Audit, Stock Option and Nomination Committees, which were formed in 1998. The Audit Committee reviews the records and affairs of the Company and their financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. The Stock Option Committee is responsible for the grant of options under the Company's 1993 Stock Option Plan and 1993 Directors Stock Option Plan. The Nomination Committee is charged with making recommendations to the full Board for the selection of director nominees. There is no formal procedure for the submission of shareholder recommendations. These committees did not hold any meetings during the year ended December 31, 1998.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except Marilyn Rubinson filed late in connection with a transaction involving the sale of 200,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 1996, 1997 and 1998, the aggregate compensation paid by the Company to Mitchell Rubinson, the Company's Chairman of the Board and Chief Executive Officer (the "Named Executive Officer"). None of the Company's other executive officers' total annual salary and bonus for the year ended December 31, 1998 was $100,000 or more.



                                             ANNUAL COMPENSATION (1)                       LONG TERM COMPENSATION
                                             -----------------------                       ----------------------
                                                                                         AWARDS              PAYOUTS
                                                                                         ------              -------
                                                                  OTHER ANNUAL    SECURITIES UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL POSITION        FISCAL YEAR     SALARY      COMPENSATION      OPTIONS/SARS (#)       COMPENSATION
   ---------------------------        -----------     ------      ------------      ----------------       ------------

Mitchell Rubinson..............         1998         $212,928      $20,865(3)             0                   0
   Chairman of the Board and            1997         $192,163      $14,216(4)             0                   0
   Chief Executive Officer              1996         $181,093      $12,993(5)             0                   0




-----------------------
(1) The columns for "Bonus," "Restricted Stock Awards" and "LTIP Payouts" have been omitted because there is no compensation required to be reported in such columns.

(2) See "Aggregated Fiscal Year-End Options Value Table" for additional information concerning outstanding options. The Company has not granted any stock appreciation rights ("SARs").

(3) Represents an automobile allowance of $12,000 and medical insurance premiums of $8,865.

(4) Represents an automobile allowance of $12,000 and medical insurance premiums of $2,216.

(5) Represents an automobile allowance of $12,000 and medical insurance premiums of $993.



OPTION/SAR GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options or stock appreciation rights ("SARs") made during the year ended December 31, 1998 to the Named Executive Officer.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

         The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officer as of December 31, 1998. No stock options were exercised by the Named Executive Officer during the year ended December 31, 1998. No SARs were granted or are outstanding.


                                                  NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS/SARS AT       IN-THE-MONEY OPTIONS/SARS AT
                                                       DECEMBER 31, 1998(#)              DECEMBER 31, 1998($)(1)
                                                  ------------------------------       ------------------------------
      NAME                                         EXERCISABLE     UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
      ----                                         -----------     -------------       -----------      -------------

Mitchell Rubinson.......................              150,000            0               $64,500            $0



---------------
(1) The closing bid quotation for the Company's Common Stock as reported by the National Association of Securities Dealers on December 31, 1998 was $.83.

EMPLOYMENT AGREEMENTS

         On November 7, 1996, IFFC amended its employment agreement with Mr. Rubinson, Chairman of the Board and Chief Executive Officer of the Company, extending his employment term until December 31, 1999. The amended agreement also provides for a minimum annual salary of $183,012.50 during the first year, subject to a 10% annual increase for each of the remaining two years. Additionally, Mr. Rubinson is entitled to receive an annual incentive bonus in the amount of 2.5% of IFFC's net income, after tax. Pursuant to his employment agreement, Mr. Rubinson is required to devote such portion of his business time to IFFC as may be reasonably required by IFFC's Board of Directors. Mr. Rubinson is entitled to four weeks of paid vacation during the first year of the initial term and six weeks of paid vacation during any subsequent year of his employment with IFFC. For each day of vacation that Mr. Rubinson elects not to take, pursuant to the employment agreement, IFFC will pay him an amount of money equal to the quotient of his then annual salary divided by 260. Mr. Rubinson's employment agreement requires that he not compete or engage in any business competitive with IFFC's business for the term of the agreement and for one year thereafter. Mr. Rubinson is also entitled to certain fringe benefits, including an automobile allowance. Mr. Rubinson's employment agreement provides for certain payments in the event his employment is terminated by reason of his death or disability and a severance payment of twice the minimum annual salary then in effect plus the incentive bonus paid in the prior year, in the event his employment is terminated by IFFC without cause. Mr. Rubinson's employment agreement does not provide for a severance payment in the event his employment is terminated for cause.

         IFFC's employment agreement with James F. Martin, effective November 1, 1999, provides that he will serve as President, Chief Operating Officer and Chief Financial Officer of IFFC, for an initial term of three years. His annual salary is $160,000 during the first year, subject to a 10% annual increase for the remaining two years if certain criteria are met. Mr. Martin is also eligible for an annual bonus equal to 3% of net earnings of the Polish subsidiaries, if certain criteria are met. Pursuant to his employment agreement, Mr. Martin is required to devote his full business time, attention and best efforts to the performance of his duties under the employment agreement. Mr. Martin is entitled to three weeks of paid vacation during any year of employment and the use of an automobile plus related expenses, including, without limitation, insurance, gas and repairs. Mr. Martin is eligible to receive stock option grants under IFFC's stock option plans in the discretion of IFFC's Board of Directors or Stock Option Committee. IFFC has granted Mr. Martin stock options to acquire 800,000 shares of IFFC's Common Stock at an exercise price of $.66 per share, such options to be exercisable in whole or in part and cumulatively as follows (provided in each case that Mr. Martin is an employee of IFFC on the date of exercise): (i) 20% one year after the effective date of the employment agreement; (ii) 60% two years after the effective date of the employment agreement; and (iii) 100% three years after the effective date of the employment agreement. Mr. Martin has 200,000 additional stock options which he receive pursuant to a previous employment agreement and which are subject to a similar vesting schedule. Mr. Martin's employment agreement provides for a payment of $25,000 in the event his employment is terminated by reason of his death or disability and a severance payment of $50,000 in the event Mr. Martin's employment is terminated without cause. Mr. Martin's employment agreement does not provide for a severance payment in the event his employment is terminated for cause. Mr. Martin's employment agreement requires that he not compete or engage in any business competitive with IFFC's business for the term of the agreement and for a period of two years thereafter.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In February 1999, International Fast Food Polska, a wholly owned subsidiary of the Company ("IFFP"), entered into a credit agreement with Citibank (Poland) S.A. pursuant to which Citibank granted IFFP a line of credit in the amount of $5,000,000 (the "Line of Credit"). The Line of Credit is guaranteed by Burger King Corporation ("BKC") and the Company granted BKC a security interest in the outstanding shares of IFFP. As a condition to the guarantee, BKC required that IFFC, IFFP and Mitchell Rubinson enter into a general release in favor of BKC for any and all matters occurring prior to the date of the guarantee. In order for IFFP to enter into the Line of Credit, holders of the outstanding Notes were required to waive certain provisions of the Note Indenture. As compensation for such waiver, the Noteholders were issued an aggregate of 204,585 shares of Common Stock at a value of $.56 per share.

         Additionally, in connection with such transaction, Mitchell Rubinson entered into a purchase agreement with BKC which provides that (i) if IFFP and IFFC default on the Line of Credit and BKC takes possession of the IFFP shares and (ii) IFFC is unable to repurchase the shares of IFFP from BKC, Mr. Rubinson is required to purchase the IFFP shares from BKC for an amount equal to all amounts paid out by BKC plus costs and expenses incurred by BKC in connection with the enforcement of its rights under a reimbursement agreement with IFFC and IFFP. In connection with such purchase agreement, the Company paid Mitchell Rubinson a fee of $150,000.

         In October 1999, IFFP increased the amount of the Line of Credit to $8,000,000. Additionally, the Line of Credit may be increased to a maximum to $10 million if IFFP meets certain specified criteria. All of the prior transaction documents were re-executed, including the purchase agreement and the release. Additionally, as security of the Line of Credit, BKC required that Mitchell Rubinson enter into a personal guaranty with BKC and pledge 5,000,000 shares of the common stock of IFFC owned by him. In connection with such matters, the Company entered into a reimbursement and fee agreement whereby it agreed to reimburse Mr. Rubinson for all amounts paid by him pursuant to his personal guaranty and to pay him a fee equal to 3% annually of the amount being guaranteed. As of the date hereof, Mr. Rubinson has not been paid under this agreement.

         In order for IFFP to increase the Line of Credit, holders of the outstanding Notes were required to waive certain provisions of the Note Indenture. In addition, the Note holders agreed that the Notes would be amended to provide that interest earned on the Notes from October 31, 2000 to October 31, 2003 will be paid in kind. Interest payable thereafter will be payable in cash.

         All of the foregoing transactions were authorized by the disinterested directors of IFFC.

            PROPOSAL TO APPROVE THE INCREASE OF THE NUMBER OF SHARES
            AUTHORIZED TO BE ISSUED UNDER THE 1993 STOCK OPTION PLAN
                    TO 4,000,000 SHARES FROM 2,000,000 SHARES
                                (Proposal No. 2)

         In order to continue to offer incentive compensation in the form of stock ownership in the Company and for the Company to be able to continue to issue stock options and other forms of stock-based incentive compensation under its 1993 Stock Option Plan (the "Plan"), the Stock Option Committee and the Board of Directors have deemed it advisable to amend the Plan to increase the number of shares authorized to be issued under the Plan to 4,000,000 shares from 2,000,000 shares. As of the Record Date, 530,000 shares of Common Stock were available for issuance under the Plan.

         In the opinion of the Stock Option Committee and the Board, the authorization to issue additional shares would provide an additional incentive to attract and retain qualified and competent persons who provide management services or upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons. The affirmative vote of the holders of a majority of shares of the Company's Common Stock voting at the Annual Meeting is necessary to approve the increase in the number of shares available under the Plan.

         SUMMARY OF THE PLAN. The Plan is administered by the Stock Option Committee of the Company's Board of Directors, which consists of not less than two directors. The Stock Option Committee interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors, whether or not employees of the Company. The Plan provides for the granting of incentive stock options (as defined in Section 422(a) of Internal Revenue Code (the "Code")) and non-statutory options.

         Options can be granted under the Plan on such terms and at such prices as determined by the Committee, except that in no event shall the exercise price per share of any incentive stock option be less than the fair market value of the shares underlying such option on the date the option is granted. Additionally, any person owning directly or indirectly at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, cannot be granted incentive stock options under the Plan unless the option price of such option is at least 110% of the fair market value of the shares subject to such option on the date the option is granted. Options otherwise qualifying as incentive stock options will not be treated as incentive stock options to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares, with respect to which options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year, exceeds $100,000.

         The term of options granted under the Plan is determined by the Stock Option Committee but may not exceed ten years from the date of grant. Unless otherwise provided in the option agreement, the unexercised portion of any option granted under the Plan shall automatically be terminated (a) three months after the date on which the optionee's employment is terminated, other than for
(i) mental or physical disability, or (ii) death; (b) immediately upon the termination of the optionee's employment for Cause (as defined in the Plan); (c) twelve months after the date on which the optionee's employment is terminated by reason of mental or physical disability; (d) twelve months after the date on which the optionee's employment is terminated by reason of optionee's death, or if later, one year after the date of optionee's death if death occurs during the one year period following the termination of the optionee's employment by reason of mental or physical disability or (e) for non-employee directors, immediately upon termination of service as a director.

         To prevent dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options, in the event of any increase or decrease in the number of issued and outstanding shares of the Company's capital stock resulting from a stock dividend, a recapitalization or other capital adjustment of the Company. The Stock Option Committee has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the Company or a sale or other disposition of substantially all of the Company's assets.

         Except as otherwise provided in the option agreements, each outstanding option shall become immediately fully exercisable: (a) if there occurs any transaction that has the result that the shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in are organization, consolidation, merger, liquidation or any other form of corporate transaction; (b) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved transaction is subsequently abandoned); or (c) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company (unless such plan is subsequently abandoned). The Stock Option Committee may, in its sole discretion, accelerate the date on which any option may be exercised and may accelerate the vesting of any shares subject to any option. Stock options granted under the Plan are non-transferable other than by will or by laws of descent and distribution.

         The Stock Option Committee or the Board may amend, suspend or terminate the Plan or any option at any time, provided that such amendment shall be subject to the approval of the Company's shareholders if it involves increasing the number of shares reserved for option grants, changes the class of persons eligible to receive options pursuant to the Plan or if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue
Code) or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or granted. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any optionee, pursuant to any option previously granted, without the consent of the optionee.

         PRIOR GRANTS OF OPTIONS. The following table sets forth the options which have been previously granted under the Plan.



                                    SHARES OF
                               COMMON STOCK SUBJECT
                    NAME            TO OPTION                         TERMS OF OPTION
                    ----            ---------                         ---------------

Mitchell Rubinson............      150,000         immediately exercisable at an exercise price
                                                   of $.40 per share

Mark Rabinowitz..............       50,000         immediately exercisable at an exercise price
                                                   of $.40 per share

James Martin.................      100,000         vest over a three-year period beginning in
                                                   July 1998 at an exercise price of $.40



                                       12




                                    SHARES OF
                               COMMON STOCK SUBJECT
                    NAME            TO OPTION                         TERMS OF OPTION
                    ----            ---------                         ---------------



                                   100,000         vest over a three year period beginning
                                                   in July 1998 at an exercise price of
                                                   $.81 per share

                                   800,000         vest over a three year period
                                                   beginning in November 1999 at an
                                                   exercise price of $.66 per share

Larry H. Schatz..............       50,000         immediately exercisable at an exercise price
                                                   of $.40

All other employees as
a group...........                 220,000         various terms




         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of certain federal income tax consequences of option grants and exercises under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax.

         An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale. An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess ,if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over
(b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

         The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount or ordinary income recognized by the employee.

         The grant of non-qualified stock options under the Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

         Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

    MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF INCREASING THE NUMBER OF SHARES
        RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1993 STOCK OPTION PLAN

                         INDEPENDENT PUBLIC ACCOUNTANTS

         In January 1998, the Board appointed Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ended December 31, 1997 and selected such firm as the Company's accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting.

         In January 1998, the Company, upon recommendation of the Board of Directors, advised Moore Stephens Lovelace, P.L. ("Moore Stephens") that it would not be appointed as the Company's auditors for the year ended December 31, 1997. During the most recent fiscal year and subsequent interim period through January 5, 1998, there were no disagreements with Moore Stephens on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. Moore Stephens' report on the Company's financial statements for the most recent fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Representatives of Moore Stephens are not expected to attend the Annual Meeting.


                                 OTHER BUSINESS

         The Board knows of no business to be brought before the Annual Meeting other than the matters described in this Proxy Statement. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.


                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         A shareholder intending to present a proposal at the Company's 2000 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's principal executive offices no later than July 20, 2000 for inclusion in the Company's proxy statement relating to such meeting, subject to applicable rules and regulations.

                                          By Order Of The Board of Directors


                                          MITCHELL RUBINSON
                                          Chairman of the Board and
                                          Chief Executive Officer


Miami Beach, Florida
November 17, 1999

                       INTERNATIONAL FAST FOOD CORPORATION

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned, a holder of Common Stock of International Fast Food Corporation, a Florida corporation (the "Company"), hereby appoints Mitchell Rubinson and Larry H. Schatz, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of stock of the Company that the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders of the Company, to be held on Wednesday, December 15, 1999, at 9:00 a.m., local time, at the Cheeca Lodge, 81801 Overseas Highway, Islamorada, Florida 33036, and at any adjournment(s) or postponement(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSAL SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

(1) ELECTION OF Mitchell Rubinson, James F. Martin, Larry H. Schatz and Mark Rabinowitz as directors.

          [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):______________________

          [ ]  VOTE WITHHELD from all nominees listed above.


(2) PROPOSAL to increase in the number of shares which may be granted under the Company's 1993 Stock Option Plan from 2,000,000 shares to 4,000,000 shares.

          [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

(3) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED 'FOR' ALL OF THE PROPOSALS.

                                              Dated: _____________________, 1999


                                              ----------------------------------
                                                      (Signature)

                                              ----------------------------------
                                                  (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENVELOPE PROVIDED.

              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.